SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) September 16, 1996

                               Pharmos Corporation
             (Exact name of registrant as specified in its charter)

            Nevada                         0-11550               13-3207413
(State or other jurisdiction of    Commission File Number    (I.R.S. Employer
incorporation or organization)                            Identification Number)

             2  Innovation  Drive,  Alachua,  FL      32615
         (Address of principal executive offices)  (zip code)

                                 (904) 462-1210
               (Registrant's telephone number including area code)

                                      None
              (Former name, former address and former fiscal year,
                          if changed since last report)




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Item 5 Other Events

     Bausch & Lomb Pharmaceuticals, Inc. and Pharmos Corporation announced on September 15, 1997 that the U.S. Food and Drug Administration (FDA) has issued an "approvable letter" to them for the New Drug Application (NDA) for Lotemax(TM) (loteprodnol etabonate ophthalmic suspension 0/5%), a new ophthalmic anti-inflammatory product.

     The approvable letter is the FDA's formal response to the Lotemax NDA, which was submitted by Bausch & Lomb and Pharmos. The letter states that Lotemax is approvable subject to the companies satisfactorily addressing several remaining issues.

     The NDA for Lotemax is based upon clinical results that involved more than 1,600 patients, including seven pivotal Phase III clinical studies evaluating the efficacy and safety of Lotemax in a variety of indications.

     Lotemax is a topical steroid. The chemical structure of Lotemax is designed to be transformed by enzymes in the eye to an inactive metabolite, aiming at providing a better safety profile.

     Bausch & Lomb obtained the U.S. rights to manufacture and market Lotemax and two other products from Pharmos in June 1995. In December 1996, Bausch & Lomb Pharmaceuticals was granted rights to manufacture and market the products in selected international markets.

                                 SIGNATURE PAGE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     PHARMOS CORPORATION


Date: September 16, 1997              /s/ Gad Riesenfeld
                                          -----------------------------------
                                          Gad Riesenfeld
                                          President & Chief Operating Officer